Exhibit 23.1

SRCO, C.P.A., Professional Corporation Certified Public Accountants 18 Brownstone Court East Amherst NY 14051 U.S.A. Tel: 416 428 1391 & 416 671 7292 Fax: 905 882 9580 Email: info@srco.ca www.srco.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Bright Green Corporation on Form S-3 (File No. 333-272431), the post-effective amendments to Form S-1 on Form S-3 (File Nos. 333-263918 and 333-267546), and the Registration Statement on Form S-8 (File No. 333-272050) of our report dated April 16, 2024 relating to the consolidated financial statements of Bright Green Corporation and its subsidiary as of December 31, 2023 and 2022, and for the years then ended, which report is included in this Annual Report on Form 10-K. Our report relating to those consolidated financial statements includes an explanatory paragraph regarding substantial doubt as to the Company’s ability to continue as a going concern.

/s/ SRCO, C.P.A., Professional Corporation

Amherst, NY

April 16, 2024